Exhibit 99.1

For Immediate Release:	Contact:	Douglas R. Jamieson
President and Chief Operating Officer
(914) 921-5020

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Announces Year-End Assets Under Management and Performance

Rye, New York, January 15, 2014 – GAMCO Investors, Inc. ("GAMCO") (NYSE: GBL) today reported preliminary year-end assets under management of a record $47.0 billion at December 31, 2013, compared to $43.5 billion at September 30, 2013 and $36.4 billion at December 31, 2012.

The preliminary 2013 annualized net performance for our GAMCO All Cap Value Composite ("GACV") was 36.2% compared to a total return of 32.4% for the S & P 500 and 33.6% for the Russell 3000.  In addition, three, five, ten year and inception to date comparisons are shown for the GACV Composite and selected open- and closed end funds at December 31, 2013 in the tables below.

GAMCO All Cap Value Composite Average Annual Percent Total Return (net of fees)

					Since
	1 Year	3 Year	5 Year	10 Year	Inception (a)

GAMCO All Cap Value	36.2	16.2	22.2	10.9	16.2
Standard & Poor 500	32.4	16.2	17.9	7.4	11.7
Russell 3000	33.6	16.2	18.7	7.9	na (b)

(a) GACV inception date is September 30, 1977.
(b) The inception date for the Russell 3000 was January 1, 1979.

Average Annual Percent Total Returns for our Largest Open- and Closed End Funds

					Since	Date of
	1 Year	3 Year	5 Year	10 Year	Inception	Inception
Open-End:
Asset Fund	32.4	15.2	19.7	9.8	12.7	3/3/1986
Equity Income Fund	29.6	14.3	17.6	8.6	10.7	1/2/1992
Small Cap Growth Fund	35.7	15.7	20.7	11.3	13.6	10/22/1991
Utilities Fund	20.2	10.6	12.1	8.9	8.2	8/31/1999

Closed End:
Dividend & Income Trust	36.5	16.9	20.4	8.8	8.8	11/28/2003
Equity Trust	41.9	18.6	25.3	11.1	11.4	8/21/1986

We plan on releasing further details in conjunction with our fourth quarter and full year earnings release.
GAMCO Investors, Inc., through its subsidiaries, manages assets of private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Gabelli Securities, Inc.).
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.

GAMCO ALL CAP VALUE PERFORMANCE FOOTNOTES:

1. Past performance is no guarantee of future results.

2.The Gabelli All Cap Value composite represents fully discretionary, tax-exempt, institutional accounts managed for the full period under measurement and meeting minimum account size requirements. The inception date of the composite was September 30, 1977. The minimum size requirements for inclusion in the composite until 1985 was $500,000; $1,000,000 in 1986; and $5,000,000 in 1987 and thereafter. The performance calculations include accounts under management during the respective periods. At December 31, 2013, the composite included 185 accounts with aggregate market value of $8.6B. The average and median size of accounts in the composite is $46.7 million and $15.6 million, respectively. The largest account is valued at $759.2 million and the smallest at $537.9 thousand. The standard deviation of the returns in the composite is 1.4%. No two portfolios are identical. Accounts not within this size and type may have experienced different results. Not all accounts managed in the Gabelli All Cap Value strategy are included in the composite. The Gross Compound Annualized Rates of Return are computed after actual transaction costs and before deducting investment advisory fees. The advisory fees and other expenses it may incur in the management of its account will reduce a client's return. Accounts in the composite are valued using trade date accounting and are time weighted. All returns are before taxes and custodial fees. GAMCO's advisory fees are described in Part II of its Form ADV. The effect of an investment advisory fee, compounded over a period of years, on the total value of a client's portfolio is represented by the following example. Assuming an initial portfolio of $1 million earning a 10% return each year which incurs an annual advisory fee of 1.0% payable quarterly in advance, the portfolio would be worth $1.53 million net of fees and $1.61 million gross of fees after 5 years, $2.37 million net of fees and $2.59 gross of fees after 10 years and $3.58 million net of fees and $4.15 million gross of fees after 15 years.

3. The Gabelli All Cap Value composite's performance results are computed on a total-return basis, which includes all dividends, interest and accrued interest, realized and/or unrealized gains and losses. Returns are presented in U.S. dollars.

4. The S&P 500 Index and the Russell 3000® Index are unmanaged indexes that do not reflect how managed portfolios would have performed.

5. There can be no assurance that GAMCO will attain its objective.

6. The portfolio allocation, portfolio characteristics and portfolio attribution analysis are derived from an account in the Gabelli All Cap Value composite as of December 31, 2013 and are not necessarily representative of all GAMCO client portfolios that use the same strategy and are subject to change. A client's actual performance may be higher or lower based on unique client guidelines and account size, as well as market, economic and individual company considerations. Advisory fees for separately managed accounts vary from account to account, and differing advisory fees for new accounts often exceed those prevailing historically. It should not be assumed that any securities that are purchased or any recommendations that are made in the future will be profitable or will equal the performance of any securities referenced herein.

MUTUAL FUND PERFORMANCE FOOTNOTES:
Investors should carefully consider the investment objectives, risks, charges and expenses of a Fund before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing. To obtain a prospectus, please call 800 GABELLI or visit www.gabelli.com

Returns represent past performance and do not guarantee future results. Current performance may be lower or higher than the performance data quoted. Investment return and principal value will fluctuate so, upon redemption, shares may be worth more or less than their original cost. To obtain the most recent month end performance information and a prospectus, please call 800-GABELLI or visit www.gabelli.com

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